Exhibit 99.1

Friday, October 24, 2014

HomeTown Bankshares Corporation Reports Strong Operating Performance

YTD Earnings up 24% over 2013

•     Continued Strong Operating Performance

o	Net Income of $777,000 for the third quarter 2014 vs. $772,000 for 2013
o	EPS of $0.14 for the third quarter of 2014 up 56% over $.09 per share for the third quarter of 2013 (fully diluted)
o	YTD Earnings of $2.41 million, up 24% from $1.94 million in 2013
o	Third quarter revenue of $4.7 million, up $395,000 over third quarter 2013
o	YTD revenue of $13.8 million, up $860,000 or 7% increase over 2013

o	Noninterest Income for third quarter 2014 up 58% over prior year
o	YTD Noninterest Income thru third quarter 2014 up 23% over prior year 2013

•     Strong Loan and Deposit Growth

o	Loans of $319 Million at September 30, 2014

•     Up $21 million or 7% for the first three quarters of 2014, and

•     Up $32 million or 11% since September 30, 2013

o	Total Deposits of $351 Million at September 30, 2014

•     Increased $11.7 million or 3% for the first three quarters of 2014

•     Increased $26.1 million or 8% since September 30, 2013

•     Credit Quality Remains Strong

o	YTD net charge-offs of $401,000 remained low at .17% of average total loans and .11% of average total loans for 2013
o	Non-performing assets were 2.39% of total assets at September 30, 2014 vs. 2.39% at September 30, 2013
o	Nonaccrual loans remained low at .41% of total loans at September 30, 2014 vs. .28% of total loans at September 30, 2013
o	Past due accruing loans decreased to historical lows of 0.12% of total loans at September 30, 2014 vs. 0.44% at September 30, 2013

•     Well Capitalized with Solid Capital Ratios

o	Total Risk-Based Capital amounted to 13.5% at September 30, 2014
o	Tier 1 Risk-Based Capital amounted to 12.4% at September 30, 2014
o	Tier 1 Leverage Ratio increased to 10.0%
o	Return on Assets (ROA) of 0.78% for first nine months of 2014 vs. 0.68% for 2013
o	Return on Equity (ROE) of 7.81% for first nine months of 2014 vs. 6.28% for 2013
o	Efficiency Ratio of 69.09% for the first nine months vs. 69.16% for 2013

News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, (540) 278-1705

Charles W. Maness, Jr., Executive Vice President & CPO, (540) 278-1702

HomeTown Bankshares Corporation Reports Strong

Operating Performance through the Third Quarter of 2014

Roanoke, VA (October 24, 2014) - HomeTown Bankshares Corporation, the parent company of HomeTown Bank, generated earnings of $777,000 for the third quarter ended September 30, 2014 contributing to a 24% increase in earnings for the first nine months of 2014 over the comparative period in 2013.

A net profit of $777,000 or $0.14 per diluted common share was realized for the third quarter of 2014 compared to a net profit of $772,000 or $0.09 per diluted common share for the third quarter of 2013. Net income for the first nine months of 2014, however, remained strong and grew 24% to $2.41 million or $0.44 per diluted common share vs. net income of $1.94 million or $0.33 per diluted common share earned during the first nine months of 2013.

Non-interest income increased 58% to $501,000 in the third quarter of 2014 and amounted to $1.34 million for the nine months ended September 30, 2014 vs. $318,000 and $1.09 million, respectively, during the same periods of 2013. The primary growth in non-interest income was from revenue generated from strong core checking account growth during 2014. Non-interest income also increased due to brokerage and a resurgence in mortgage lending during the third quarter and year-to-date.

"We are very pleased with the strong growth in our earnings for the first nine months of 2014, stated Susan Still, President and CEO. "Steady growth in the loan portfolio coupled with a significant increase in non-interest income and a strong interest margin contributed to the improvement in earnings." she continued.

Balance Sheet

Total assets grew to $417.9 million at September 30, 2014 from $402.4 million at December 31, 2013. Annualized loan growth was 9.6% for the first nine months of 2014, and increased 11.2% from $287.3 million over the twelve months since September 30, 2013. Total Deposits also grew during the same period from $339.8 million at December 31, 2013 to $351.5 million at September 30, 2014. Over the past twelve months, total deposits increased 8% with non-interest bearing deposits increasing 8.8% from $43.4 million at September 30, 2013 to $47.2 million at September 30, 2014.

The capital ratios improved from the increase in earnings and remained well above regulatory standards for well-capitalized banks through September 30, 2014.

Asset Quality

Loan quality remained strong during the first nine months of 2014 with nonperforming loans, excluding performing, restructured loans, of $1.3 million or 0.41% of total loans at September 30, 2014 vs. $801,000 or 0.28% of Total Loans at September 30, 2013. Nonperforming assets to total assets, excluding performing, restructured loans, amounted to 2.39% at September 30, 2014 and at September 30, 2013.

In addition, net charge-offs to average loans outstanding at September 30, 2014 were 0.12% for the quarter and 0.17% for the first nine months of 2014. The Company's Allowance for Loan Losses dropped to $3.52 million or 1.10% of Total Loans at September 30,2014 vs. $3.72 million and 1.25% of Total Loans at December 31, 2013, and $3.68 million and 1.28% of Total Loans at September 30, 2013.

"Asset quality has improved significantly as we have proactively dealt with troubled loans." stated Still. "Our continued focus will remain on prudently reducing the level of bank owned real estate over the next quarter and into 2015," she said.

HomeTown Bank offers a full range of banking services to small and medium-size businesses, real estate investors and developers, private investors, professionals and individuals. The Bank serves the Roanoke and New River Valleys and Smith Mountain Lake through six full-service branches and seven ATM's. A high level of responsive and professional service coupled with local decision-making is the hallmark of its banking strategy.

* * *

Forward-Looking Statements:

Certain statements in this press release may be "forward-looking statements." Forward looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter ending September 30, 2014)

HomeTown Bankshares Corporation

Consolidated Condensed Balance Sheets

September 30, 2014, December 31, 2013 and September 30, 2013

	September 30,	December 31,	September 30,
In Thousands	2014	2013	2013
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$14,051	$19,537	$14,464
Federal funds sold	111	738	1,420
Securities available for sale, at fair value	56,662	57,922	59,609
Restricted equity securities, at cost	2,577	2,564	2,414
Loans held for sale	317
Total loans	319,364	297,933	287,324
Allowance for loan losses	(3,522)	(3,721)	(3,684)
Net loans	315,842	294,212	283,640
Property and equipment, net	13,536	12,155	11,371
Other real estate owned	8,686	8,143	8,400
Other assets	6,131	7,166	3,734
Total assets	$417,913	$402,437	$385,052

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$47,179	$46,232	$43,363
Interest-bearing	304,298	293,538	282,005
Total deposits	351,477	339,770	325,368
Short term borrowings	469	258	522
Federal Home Loan Bank borrowings	22,250	22,000	19,000
Other liabilities	1,469	871	924
Total liabilities	375,665	362,899	345,814

Stockholders' Equity:
Preferred stock	13,293	13,293	13,300
Common stock	16,438	16,351	16,351
Surplus	15,293	15,339	15,330
Retained deficit	(3,063)	(4,846)	(5,427)
Accumulated other comprehensive income (loss)	287	(599)	(316)
Total stockholders' equity	42,248	39,538	39,238
Total liabilities and stockholders' equity	$417,913	$402,437	$385,052

HomeTown Bankshares Corporation

Consolidated Condensed Statements of Income

For the Three Months and Nine Months Ended September 30, 2014 and 2013

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
In Thousands, Except Share and Per Share Data	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$3,845	$3,637	$11,314	$10,687
Taxable investment securities	240	288	770	979
Nontaxable investment securities	106	58	293	121
Other interest income	41	37	124	106
Total interest income	4,232	4,020	12,501	11,893
Interest expense:
Deposits	426	459	1,308	1,402
Other borrowed funds	94	94	286	281
Total interest expense	520	553	1,594	1,683
Net interest income	3,712	3,467	10,907	10,210
Provision for loan losses			202	125
Net interest income after provision for loan losses	3,712	3,467	10,705	10,085
Noninterest income:
Service charges on deposit accounts	118	77	326	227
ATM and interchange income	113	84	316	245
Mortgage loan brokerage fees	102	62	149	225
Gains on sales of investment securities		8	108	116
Other income	168	87	441	275
Total noninterest income	501	318	1,340	1,088
Noninterest expense:
Salaries and employee benefits	1,510	1,355	4,303	4,072
Occupancy and equipment expense	398	331	1,128	972
Advertising and marketing expense	196	99	431	364
Professional fees	245	88	432	385
(Gains), losses on sales, writedowns of other real estate owned, net			(5)	351
Other real estate owned expense	50	91	173	192
Other expense	693	673	2,084	1,940
Total noninterest expense	3,092	2,637	8,546	8,276
Net income before income taxes	1,121	1,148	3,499	2,897
Income tax expense	344	376	1,086	958
Net income	777	772	2,413	1,939
Effective dividends on preferred stock	210	372	630	639
Accretion of discount on preferred stock		102		142
Net income available to common stockholders	$567	$298	$1,783	$1,158
Basic earnings per common share	$0.17	$0.09	$0.54	$0.35
Diluted earnings per common share	$0.14	$0.09	$0.44	$0.33
Weighted average common shares outstanding	3,287,567	3,270,299	3,283,962	3,268,646
Diluted average common shares outstanding	5,527,567	5,510,299	5,523,962	4,048,133

HomeTown Bankshares Corporation

Financial Highlights

(Unaudited)

	Three Months Ended Sept 30	Three Months Ended Sept 30	Nine Months Ended Sept30	Nine Months Ended Sept 30
	2014	2013	2014	2013
PER SHARE INFORMATION
Book value	$8.81	$7.93	$8.81	$7.93
Earnings per share, basic	$0.17	$0.09	$0.54	$0.35
Earnings per share, diluted	$0.14	$0.09	$0.44	$0.33

PROFITABILITY
Return on average assets	0.73%	0.78%	0.78%	0.68%
Return on average shareholders' equity	7.33%	6.27%	7.81%	6.28%
Net interest margin	3.88%	3.91%	3.89%	3.91%
Efficiency	72.20%	67.38%	69.09%	69.16%

BALANCE SHEET RATIOS
Total loans to deposits	90.86%	88.31%	90.86%	88.31%
Securities to total assets	14.18%	16.11%	14.18%	16.11%
Tier I leverage ratio	10.0%	10.1%	10.0%	10.1%

ASSET QUALITY
Nonperforming assets to total assets	2.39%	2.39%	2.39%	2.39%
Nonperforming assets, including restructured loans, to total assets	3.86%	4.03%	3.86%	4.03%
Net charge-offs to average loans (annualized)	0.12%	(0.03)%	0.17%	0.11%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$1,298	$801	$1,298	$801
Other real estate owned	8,686	8,400	8,686	8,400
Total nonperforming assets, excluding performing restructured loans	$9,984	$9,201	$9,984	$9,201
Restructured loans, performing in accordance with their modified terms	6,132	6,309	6,132	6,309
Total nonperforming assets, including performing restructured loans	$16,116	$15,510	$16,116	$15,510

Allowance for loan losses: (in thousands)
Beginning balance	$3,616	$3,660	$3,721	$3,790
Provision for loan losses			202	125
Charge-offs	(103)	(1)	(445)	(564)
Recoveries	9	25	44	333
Ending balance	$3,522	$3,684	$3,522	$3,684